UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement
☐         Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐         Definitive Proxy Statement
☒        Definitive Additional Materials
☐         Soliciting Material Pursuant to ss.240.14a-12

ExamWorks Group, Inc.

(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒      No Fee Required
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies: N/A

2)	Aggregate number of securities to which the transaction applies: N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.): N/A

4)	Proposed maximum aggregate value of transaction: N/A

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: N/A

2)	Form, Schedule or Registration Statement No.: N/A

3)	Filing Party: N/A

4)	Date Filed: N/A

EXAMWORKS GROUP, INC.
NOTICE OF LOCATION CHANGE
FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held
Wednesday, August 3, 2011

Dear ExamWorks Stockholder:

NOTICE IS HEREBY GIVEN that ExamWorks Group, Inc. has changed the location of its 2011 Annual Meeting of Stockholders to be held on Wednesday, August 3, 2011, at 4:00 p.m. Eastern Time.  The new location for the meeting is Terminus 100, 3280 Peachtree Road, 11th Floor, Atlanta, Georgia 30305, the same building in which its headquarters are located.  The original date and time of the meeting have not changed.

Sincerely,

/s/ Richard E. Perlman

Richard E. Perlman
Executive Chairman of the Board

July 21, 2011